EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form 54 No. 333- 16707) pertaining to the registration of the 1996 Stock Option Plan, 1996 Director Option Plan. 1988 Stock Option Plan, and 1996 Employee Stock Purchase Plan of Ventana Medical Systems, Inc. of our report dated January 23, 1998, with respect to the financial statements of Ventana Medical Systems, Inc. included in this Annual Report (Form 10-K) for the year ended December 31,1997.


                                                     /s/ ERNST & YOUNG LLP


Tucson, Arizona
March 24, 1998